UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	333-258968	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 20, 2021, Allarity Therapeutics, Inc. (“we”, “us”, “our” or the “Company”) entered a Plan of Reorganization and Asset Purchase Agreement which was amended and restated on September 23, 2021 (the “Recapitalization Share Exchange”), between us, Allarity Acquisition Subsidiary, our wholly owned Delaware subsidiary (“Acquisition Sub”), and Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark (“Allarity A/S”). Our registration statement on Form S-4 (File No. 333-258968) was declared effective on November 5, 2021 (the “Registration Statement”); and the Recapitalization Share Exchange was approved by the shareholders of Allarity A/S at the Extraordinary General Meeting held on November 22, 2021. The Recapitalization Share Exchange has not yet been completed and is not expected to be completed until on or about December 20, 2021. Pursuant to the terms of the Recapitalization Share Exchange, it is contemplated that our Acquisition Sub will acquire substantially all of the assets and liabilities of Allarity Therapeutics A/S in exchange for shares of our common stock pursuant to the Registration Statement.

Item 1.01 Entry into a Material Definitive Agreement

In anticipation of the proposed closing of the Recapitalization Share Exchange, on December 7, 2021, the Company entered into an employment agreement respectively with Jens E. Knudsen, its Chief Financial Officer, James Cullem, its Senior Vice President of Corporate Development and Chief Business Officer, and Marie Foegh, its Chief Medical Officer. The effective date of each of the employment agreements was December 1, 2021.

Under their respective employment agreements, Messrs. Knudsen and Cullem, and Dr. Foegh, among other things, are (i) entitled to participate in all of the Company’s employee benefit plans and programs as generally maintained and made available to its executive officers by the Company; (ii) eligible for grants of equity compensation as determined at the sole discretion of by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”); (iii) entitled to certain severance and change of control benefits contingent upon such employee’s agreement to a general release of claims in favor of the Company following termination of employment; and (iv) entitled to reimbursement of expenses in the course and scope of authorized Company business. In addition, each respective employment agreement also includes customary confidentiality and assignment of intellectual property obligations.

Jens E. Knudsen, Chief Financial Officer. The Employment Agreement with Mr. Knudsen (the “Knudsen Employment Agreement”) memorialized Mr. Knudsen’s services as the chief financial officer of the Company. Pursuant to the terms of the Knudsen Employment Agreement, Mr. Knudsen has an annual base salary of $287,500 and is eligible to receive an annual bonus representing up to 30% of Mr. Knudsen’s base salary based on the achievement of individual and corporate performance targets, metrics and/or management-by-objectives to be determined and approved by the Company. In addition, subject to the listing of the common stock on the NASDAQ Capital Market, the Company agreed to grant Mr. Knudsen incentive stock option for 18,574 shares of the Company’s common stock under the Company’s 2021 Equity Incentive Plan, which is described further in the Company’s Registration Statement on Form S-4 (File No. 333-258968), at an exercise price per share equal to the closing market price of the first day of trading of the Company’s common stock on the Nasdaq Capital Market, which is also the grant date of such option (the “Grant Date”). Such option will vest s as follows: 25% vested on the Grant Date, with the remaining 75% vesting 1/36 per month over the 36 months following the Grant Date. The Knudsen Employment Agreement can be terminated, in writing with thirty (30) days’ prior written notice, by the Company for or without Cause (as such term is defined in the Knudsen Employment Agreement) and Mr. Knudsen can resign with or without Good Reason (as such term is defined in the Knudsen Employment Agreement). If Mr. Knudsen is terminated without Cause or resigns with Good Reason, the Company shall provide Mr. Knudsen with severance pay in an amount equal to four (4) months’ pay at Mr. Knudsen’s final base salary rate, payable in the form of salary continuation, provided that, upon the second (2nd) anniversary of Mr. Knudsen’s continuous full time employment with the Company, such severance pay amount shall be increased to six (6) months’ pay. In the event Mr. Knudsen’s employment is terminated by the Company as a result of a Change-of-Control (as such term in defined in the Knudsen Employment Agreement), the Company shall provide Mr. Knudsen with severance pay in the amount equal to twelve (12) months’ pay. Such severance payments are conditioned on Mr. Knudsen’s execution and non-revocation of a general release of claims.

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James G. Cullem, Senior Vice President of Corporate Development and Chief Business Officer. The Employment Agreement with Mr. Cullem (the “Cullem Employment Agreement”) memorialized Mr. Cullem’s services as Chief Business Officer of the Company. Pursuant to the terms of the Cullem Employment Agreement, Mr. Cullem has an annual base salary of $270,250 and is eligible to receive an annual bonus representing up to 40% of Mr. Cullem’s base salary based on the achievement of individual and corporate performance targets, metrics and/or management-by-objectives to be determined and approved by the Company. The Cullem Employment Agreement can be terminated, in writing with thirty (30) days’ prior written notice, by the Company for or without Cause (as such term is defined in the Cullem Employment Agreement) and Mr. Cullem can resign with or without Good Reason (as such term is defined in the Cullem Employment Agreement). If Mr. Cullem is terminated without Cause or resigns with Good Reason, the Company shall provide Mr. Cullem with severance pay in an amount equal to eight (8) months’ pay at Mr. Cullem’s final base salary rate, payable in the form of salary continuation. In the event Mr. Cullem’s employment is terminated by the Company as a result of a Change-of-Control (as such term in defined in the Cullem Employment Agreement), the Company shall provide Mr. Cullem with severance pay in the amount equal to twelve (12) months’ pay. Such severance payments are conditioned on Mr. Cullem’s execution and non-revocation of a general release of claims.

Marie Foegh, M.D., Chief Medical Officer. The Employment Agreement with Dr. Foegh (the “Foegh Employment Agreement”) memorialized Dr. Foegh’s services as the chief medical officer of the Company. Pursuant to the terms of the Foegh Employment Agreement, Dr. Foegh has an annual base salary of $331,200 and is eligible to receive an annual bonus representing up to 40% of Dr. Foegh’s base salary based on the achievement of individual and corporate performance targets, metrics and/or management-by-objectives to be determined and approved by the Company. The Foegh Employment Agreement can be terminated, in writing with thirty (30) days’ prior written notice, by the Company for or without Cause (as such term is defined in the Foegh Employment Agreement) and Dr. Foegh can resign with or without Good Reason (as such term is defined in the Foegh Employment Agreement). If Dr. Foegh is terminated without Cause or resigns with Good Reason, the Company shall provide Dr. Foegh with severance pay in an amount equal to six (6) months’ pay at Dr. Foegh’s final base salary rate, payable in the form of salary continuation. In the event Dr. Foegh’s employment is terminated by the Company as a result of a Change-of-Control (as such term in defined in the Foegh Employment Agreement), the Company shall provide Dr. Foegh with severance pay in the amount equal to twelve (12) months’ pay. Such severance payments are conditioned on Dr. Foegh’s execution and non-revocation of a general release of claims.

The foregoing descriptions and information regarding the Knudsen Employment Agreement, Cullem Employment Agreement and Foegh Employment Agreement do not purport to be complete and is qualified in its entirety by reference to a copy of such agreement, which are filed as Exhibits 10.1, 10.2, 10.3, respectively to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the compensation and material terms of the employment agreements with Messrs. Knudsen and Cullem, and Dr. Foegh are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
10.1	Employment Agreement by and between Allarity Therapeutics, Inc. and Jens E. Knudsen
10.2	Employment Agreement by and between Allarity Therapeutics, Inc. and James G. Cullem
10.3	Employment Agreement by and between Allarity Therapeutics, Inc. and Marie Foegh, M.D.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Steve R. Carchedi
Steve R. Carchedi
Chief Executive Officer

Dated: December 10, 2021

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